EXHIBIT 10.1

Equity Transfer Agreement

Transferor One: Wuhu City Feishang Industrial Development Co., Ltd.

Address: 1-1507 Kaifan Building, No. 26 Minsheng Road, Wuhu City, Anhui Province

Legal Representative: Zhang Xiaoping

Transferor Two: Feishang Mining Holdings Limited

Address: Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands

Legal Representative: Li Feilie

Transferor One and Transferor Two are collectively referred to as "the Transferors" hereinafter.

Transferee: Shen Yandi

Identity Card Number: xxx

Address: No. 62 Luoyuzu, Xinhe Village, Digang Village, Fanchang County, Wuhu City, Anhui Province

Target Company: Wuhu Feishang Mining Development Co., Ltd.

Address: Xiaokeshan, Xingang Village, Fanchang County, Wuhu City, Anhui Province

Legal Representative: Xu Chengyin

WHEREAS:

Wuhu Feishang Mining Development Co., Ltd. (hereinafter referred to as “the Target Company”) was incorporated in Wuhu City on June 21, 2002 with a registered capital of RMB12 million. Its social credit code is xxx. Transferor One and Transferor Two hold 10% and 90%, respectively, equity interest in Target Company. The Transferors wish to sell 100% equity interest in Target Company to the Transferee and the Transferee wishes to purchase 100% equity interest in the Target Company. In accordance with The Company Law of the People’s Republic of China and The Contract Law of the People’s Republic of China, NOW IT IS HEREBY AGREED AS FOLLOWS:

I.

 Share Consideration

1.

Transferor One holds 10% equity interest in the Target Company and has contributed RMB1.2 million in accordance with the Articles of Association of the Target Company. Now Transferor One shall transfer 10% equity interest in the Target Company to the Transferee at a consideration of RMB100,000.

2.

Transferor Two holds 90% equity interest in the Target Company and has contributed RMB10.8 million in accordance with the Articles of Association of the Target Company. Now Transferor Two shall transfer 90% equity interest in the Target Company to the Transferee at consideration of RMB900,000.

3.

The Transferors and the Transferee warrant and undertake: the assets of the Target Company under this Agreement are stated in Annex I hereto, and do not include those assets that have already been disposed of prior to the date of this Agreement, with respect to which both the Transferee and the Target Company have no claim for payment or right to contest the ownership and price paid in connection of those assets; the liabilities of the Target Company under this Agreement are stated in Annex I hereto, and do not include those liabilities that have already been settled, with respect to which both the Transferee and the Target Company are not obligated to repay.

II.

 Transferors’ Undertakings

The Transferors undertake that they possess full and complete right and ownership of the shares to be transferred to the Transferee, free from any pledge, lien, mortgage, encumbrance and seizure; or otherwise the Transferors shall bear any economic and legal responsibilities that may arise consequently.

III.

Sharing of Profits and Loss (Including Creditor’s Rights and Debts) of Target Company

1.

 After this Agreement comes into effect, the Transferee shall be entitled to and responsible for all the rights and obligations of the Target Company in accordance with the percentage equity interest.

2.

After this Agreement comes into effect, the Target Company shall promptly assume all obligations of the Target Company including but not limited to the following, and the Transferee shall bear joint and several liability in connection with such obligations. The Transferors shall not be responsible for the payment of any liability whatsoever in connection with such obligations:

(1)

Safety management, safety improvement and consolidation, and corresponding  management responsibilities in connection with the mines of the Target Company,;

(2)

Maintenance and management of relationship with residents as well as payment of compensation to eligible residents in such villages surrounding the mines of the Target Company,;

(3)

Comprehensive environmental protection and improvement, geological disaster control, land reclamation, tailings treatment in connection with the mines of the Target Company, and payment of all relevant fees and expenses;

(4)

The Target Company shall: bear the subsidies payable to the dependents of deceased employees who refuse to accept the lump-sum settlement scheme (RMB961 per month for six persons collectively) and undertake the subsequent settlement with the dependents; bear the worker-farmer subsidies payable to eligible recipients who refuse to accept the lump-sum settlement scheme (RMB271 per month for 3 persons collectively) and undertake the subsequent settlement with such persons; undertake the subsequent settlement with 4 employees with work-related injury who refuse to accept the lump-sum settlement scheme; and bear the monthly maintenance fee of RMB2,000 for the residential quarters of the zinc-iron mine. For the above-mentioned 13 persons who refuse to accept the lump-sum settlement scheme, the Transferors shall cause the Target Company to calculate the total compensation amount in accordance with applicable regulations of the State and maintain the corresponding sum in its bank account which shall be transferred to the Joint Account to be set up by the Transferors and the Target Company as provided in Article VIII of this Agreement. The Transferee and the Target Company shall unconditionally assume and undertake the subsequent settlement with such persons and the Transferors shall not be responsible for the resulting settlement or bear any indemnities or cost incurred hereafter.

3.

Where the Target Company is unable to or refuses to perform this Agreement, the Transferee shall unconditionally bear joint and several liabilities.

IV.

 Restrictions on Using the Transferors’ Names

After this Agreement comes into effect, the Transferee shall, within five days after the completion of registration with Wuhu Municipal Bureau of Commerce, change the name of the Target Company, and the Transferee shall not continue using “Feishang” in the corporate name of the Target Company, nor shall it use “Feishang” logo or the “Feishang” trademark in its product name(s) or promotion materials, or otherwise; the Transferors shall have the right to claim a penalty of RMB5 million for breach of agreement against the Transferee.

V.

 Assets Disposed or Liabilities Settled

Both the Transferee and the Target Company have no right to claim for payment or to contest the ownership and price paid in connection of the following assets which have been disposed of:

(1)

All assets or rights in the Keshan Area, including buildings, structures, land and office facilities, etc;

(2)

All assets or interests of Zaoyuan Mine owned by Wuhu Feishang Mining Development Co., Ltd;

(3)

All vehicles used for administrative purposes under the name of the Target Company (excluding excavators and fork lifts);

(4)

Property located at Room 405, No.14 Building of Qixia Suite, Fanchang County.

The ownership by the purchaser of the above assets shall not be affected even though the title documents have not yet been registered in the purchaser’s name or the assets are still in possession of the Target Company either before or after the date of this Agreement. The purchaser shall have the right to request the Transferee or Target Company to complete the procedure in connection with the transfer of such assets, and the corresponding tax on transfer shall be borne by the purchaser.

VI.

 Information Delivery

Within seven days after this Agreement is signed and share transfer is approved by Wuhu Municipal Bureau of Commerce, the Transferors shall deliver to the Transferee all the licenses and permits, files, documents (including all types of approvals), and all seals and stamps of the Target Company, and shall complete the delivery of all assets and property. The assets and property so delivered shall be clearly stated and signed as confirmation by both parties.

VII.

 The Transitional Period

After this Agreement is signed but before the share transfer is approved and financial records is delivered, the Transferors shall procure the Target Company to settle all due salaries and all social security contributions for its employees. The Target Company shall bear all litigation costs already incurred and all subsequent settlement in relation to its outsourcing staff. The Transferee shall assist the Transferors in resolving the litigation with the outsourcing staff of the Target Company, and all relevant expenses and costs shall be borne by the Target Company.  The Transferors shall cause the Target Company to pay all corresponding compensation to redundant employees at rates not lower than relevant statutory rules. For those employees who refuse to accept the lump-sum settlement scheme, the Transferors shall cause the Target Company to calculate the total compensation amount in accordance with applicable regulations of the State and maintain the corresponding sum in its bank account which shall be transferred to the Joint Account to be set up by the Transferors and the Target Company.

VIII.

Special Clause

After this Agreement is signed, the Transferors shall designate staff to assist the Transferee with the share transfer registration with Wuhu Municipal Bureau of Commerce, resumption of all production-related inspection and continuation of annual review of applicable licenses, among others.

For the purpose of ensuring that, after the signing of this Agreement, the Transferee and the Target Company shall fulfill all their obligations under this Agreement, the Transferee and the Target Company hereby agree that they shall set up a joint account within 5 days after this agreement is signed, in the name of the Target Company, and into which the Transferee shall remit RMB3 million in the form of bank deposit as earnest money. At the same time, the Target Company shall transfer to the Joint Account compensation amounts for the 13 persons as referred to in Article III 2(4) and for the redundant employees as referred to in Article VII. Without prior consent of the Transferors, neither the Transferee nor the Target Company shall close the Joint Account or change the specimen signature of the Joint Account.

The funds in the Joint Account shall be drawn in accordance with the progress of resumption of production of the Target Company, which shall be subject to confirmation by the Transferors: at the time when the Target Company resumes production and product output, the Transferee may draw RMB1 million from the account; after the Target Company resumes production and product output and its production remains steady for over six months, the Transferee may draw another RMB1 million; upon the Target Company reaching consensus on compensation amounts  with all the 13 persons as referred to in Article III 2(4)  and all the redundant employees as referred to in Article VII  of this Agreement, the Target Company may draw corresponding compensation amounts; and the remaining RMB1 million will, subject to the payment approval by the Transferors, be paid to Dongda Mining Construction Co., Ltd. Neither the Target Company nor the Transferee may draw money from the account ahead of or later than the schedule, nor may they refuse to pay the money.

IX.

 Priority

1.

The Transferee hereby undertakes that: under the same conditions, it shall give priority to employ the current employees of the Target Company, and shall give priority to engage Lu Lichu Engineering Team for the mining operations.

2.

The Transferee and the Target Company hereby undertake to the Transferors: they shall, within 5 working days after this Agreement is signed, pay the Consideration to the Transferors as stipulated in this Agreement, against which the Transferors shall issue a written receipt. The Transferee and the Target Company shall fulfill their respective obligations hereunder and undertake that they shall maintain normal operations of the Target Company, shall not de-register the Target Company and shall not transfer the equity interest of the Target Company, for at least one year after share transfer registration is completed.

X.

 Delivery

During the share transfer and delivery of corporate assets between the two parties, the Transferors shall cause the Target Company to make an inventory list of the ore dressing reagents that it has been authorized to purchase and represent that there is no inventory loss. The inventory list and the reagents shall be transferred to the Transferee in order to complete the delivery procedures. The Transferors shall be responsible for any public harm that may be caused by the reagents lost prior to delivery to the Transferee. The Transferee shall be responsible for any public harm that may be caused by the reagents lost after delivery to Transferee.

XI.

Modification or Rescission

This Agreement may be modified or rescinded following mutual agreement by the Transferors and the Transferee. In this case, both parties shall enter into an agreement on such modification or rescission.

XII.

Expenses Allocation

Any expenses payable in respect of the share transfer hereunder (including expenses relating to witnessing, valuation, auditing, registration with Wuhu Municipal Bureau of Commerce) shall be borne by the Transferors.

XIII.

Auditing

After the Share Transfer is completed, the Transferee and the Target Company agree to unconditionally cooperate with the Transferors on completing external audit work, including but not limited to providing required information and documents, interviewing and completing confirmation requested by external auditors etc.

XIV.

 Liabilities for Breach of Agreement

1.

If the Transferee fails to pay the consideration according to the payment schedule, the Transferee is liable to a penalty at the daily rate of 0.5% on the Consideration; if such payment remains overdue for more than ten days, the Transferors have the right to terminate this Agreement or request the Transferee to continue performing this Agreement; if the Transferors opt to terminate this Agreement, the Transferee is liable for a penalty of RMB500,000 payable to the Transferors, and to indemnify the Transferors and the Target Company against any losses that they incur as a result of such termination and to transfer back the shares of Target Company to the Transferors (including but not limited to assets transferred, documents, seals and stamps and ore dressing reagents).

2.

If the Transferee fails to fulfill its duties and obligations according to Article III (2) herein, the Transferee is liable for a penalty at the daily rate of 0.5% on the consideration, and the Transferors have the right to terminate this Agreement or request the Transferee to continue performing this Agreement; if the Transferors opt to terminate this Agreement, the Transferee is liable for a penalty of RMB500,000 payable to the Transferors.

3.

If the Transferors fail to complete registration procedure on the Share Transfer within the time limit (save as failure to cooperate by the Transferee), the Transferors are liable for a penalty of RMB5,000 for each working day of delay after the registration procedure becomes overdue for 14 working days; and the Transferee has the right to terminate this Agreement if the registration procedure becomes overdue for 60 days or more. If the Transferee opts to terminate this Agreement, the Transferors areliable for a penalty of RMB500,000, and to reimburse all payments that the Transferee made within 3 working days after termination.

4.

If the Transferors fail to complete the delivery of relevant property and document according to Article VI, the Transferors are liable for a penalty of RMB5,000 for each working day of delay after such delivery becomes overdue for 30 working days; the Transferee has the right to terminate this Agreement if such delivery becomes overdue for 60 days or more; and in this case, the Transferors shall be liable for a penalty of RMB500,000 and shall reimburse all payments that the Transferee made within 3 working days after the termination.

5.

If the Transferors fail to assist the Target Company in drawing funds from the Joint Account in accordance with Article VIII (save as the Transferee breaches this Agreement in the first place), the Transferors are liable for a penalty of RMB5,000 for each working day after they fail to fulfill their obligation for 30 working days; the Transferee has the right to close the Joint Account and draw the earnest money if the Transferors fail to fulfill their obligation for 60 days or more.  If the Transferee fails to set up Joint Account and pay the earnest money in accordance with Article VIII, the Transferee is liable for a penalty of RMB5,000 per each working day of delay; the Transferors shall have the right to terminate this Agreement if it be delayed for 30 working days, and the Transferee is liable for a penalty of RMB500,000 payable to the Transferors, and to indemnify the Transferors and the Target Company against any losses that they incur as a result of such termination and to transfer back the shares of Target Company to the Transferors (including but not limited to assets transferred, documents, seals and stamps and ore dressing reagents).

6.

If the Transferee fails to comply with Article IX (1), the Transferee is liable for a penalty of RMB500,000 payable to the Transferors; if the Transferee fails to comply with Article IX (2), the Transferee is liable for a penalty of RMB500,000 payable to the Transferors, and to indemnify the Transferors and the Target Company against any losses that they incur as a result of such termination and to transfer back the shares of Target Company to the Transferors (including but not limited to assets transferred, documents, seals and stamps and ore dressing reagents).

7.

 If the Transferee fails to cooperate on external audit work in accordance with Article XIII, the Transferee is liable for a penalty of RMB500,000 payable to the Transferors and shall continue to abide by Article XIII.

XV.

Disputes Solution

Any disputes arising out of or in connection with this Agreement shall first be solved through friendly consultation between the Transferors and the Transferee. Shall such consultation fail,

both parties hereby agree to submit to the jurisdiction of People’s Court where the Target Company is registered.

XVI.

 Conditions Precedent to Effectiveness of Agreement

This Agreement shall become conclusive and effective upon being duly signed and sealed by the Transferors, the Transferee and the Target Company (if the Target Company is a foreign-invested enterprise, this Agreement shall become effective after it is approved by the relevant government authorities). The share transfer registration procedure with Wuhu Municipal Bureau of Commerce shall be completed in accordance with applicable law within 5 days after signing of this Agreement.

XVII.

This Agreement shall be executed in four separate counterparts, and each party hereto shall hold one copy. Where there is inconsistent between the one submitted to Wuhu Municipal Bureau of Commerce and this Agreement, the latter shall prevail.

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Execution Page

Transferor One: Wuhu City Feishang Industrial Development Co., Ltd.

Legal Representative: /s/ Zhang Xiaoping

Date: February 24, 2017

Transferor Two: Feishang Mining Holdings Limited

Legal Representative: /s/ Li Feilie

Date: February 24, 2017

Transferee: /s/ Shen Yandi

Date: February 24, 2017

Target Company: Wuhu Feishang Mining Development Co., Ltd.

Legal Representative:  /s/ Xu Chengyin

Date: February 24, 2017